UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 30, 2015

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Level 2, Building G, No. 2A Chen Jia Lin, Ba Li Zhuang, Chaoyang District, Beijing, China 100025
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 30, 2015, the Board of Directors of General Steel Holdings, Inc. (“General Steel” or the “Company”) approved the entry into by its 100% owned subsidiary, General Steel Investment Co., Ltd. (“BVI”), of a Sales and Purchase Agreement (the “Sale Agreement”) with Victory Energy Resource Limited (“Victory Energy”), a Hong Kong registered company indirectly owned by the Company’s Chairman, Henry Yu, pursuant to which BVI sold its 100% equity ownership in General Steel (China) Co., Ltd. (“GS China”) to Victory Energy for $1 million. Although payment has not yet been completed and the share transfer is required to be registered with the State Administration for Industry and Commerce, the Sale Agreement provides that Victory Energy shall immediately have the right to exercise rights as a shareholder of GS China and be entitled to the rolling profits (if any) of GS China in proportion to the equity so transferred. The remaining actions required under the Sale Agreement are expected to be effected in the next seven to ten days following the date of this Current Report on Form 8-K.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2016, General Steel received a notice (the “NYSE Notice”) from NYSE Regulations, Inc. that it is not in compliance with the continued listing standards set forth in Section 802.01C of the Listed Company Manual (“Section 802.01C”) of the New York Stock Exchange, Inc. (the “NYSE”). Such noncompliance is based on the average closing price of the Company’s common stock being less than $1.00 over a consecutive 30 trading-day period. The Company will provide the NYSE with the required response within 10 business days of its receipt of the NYSE Notice, stating its intent to cure this deficiency.

In accordance with the NYSE Notice, the Company has 6 months from the date of receipt of the NYSE Notice to achieve compliance with the continued listing standards of Section 802.01C. The Company’s common stock will continue to be listed and traded on the NYSE during this 6 month cure period, subject to NYSE’s discretion, under the symbol “GSI,” but will continue to be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. In the event that the Company fails to achieve compliance with the continued listing standards of Section 802.01C by the expiration of the 6 month cure period, the NYSE may commence suspension and delisting procedures.

Item 8.01     Other Events.

On January 5, 2016, General Steel issued a press release announcing receipt of the NYSE Notice and also on January 5, 2016 a press release announcing the entry into of the Sale Agreement regarding the GS China disposition. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 8.01.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued on January 5, 2016 regarding NYSE non-compliance
99.2	Press Release issued on January 5, 2016 regarding sale transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: January 5, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on January 5, 2016 regarding NYSE non-compliance
99.2	Press Release issued on January 5, 2016 regarding sale transaction